Exhibit 99.2

JOINT FILING AGREEMENT

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended. Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13D (and any amendments thereto) with respect to the Ordinary Shares, par value NIS 0.07 per share, beneficially owned by each of them, of MediWound Ltd., an Israeli corporation. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13D.

Dated: September 1, 2023

ACCESS INDUSTRIES HOLDINGS LLC	By: Access Industries Management, LLC, its Manager

/s/ Alejandro Moreno
Name: Alejandro Moreno
Title: Executive Vice President

ACCESS INDUSTRIES MANAGEMENT, LLC	/s/ Alejandro Moreno
Name: Alejandro Moreno
Title: Executive Vice President

ACCESS INDUSTRIES, LLC	By: Access Industries Management, LLC, its Manager

/s/ Alejandro Moreno
Name: Alejandro Moreno
Title: Executive Vice President

CLAL INDUSTRIES LTD.	/s/ Alon Heller
Name: Alon Heller
Title: VP Finance

/s/ Nufar Malovani
Name: Nufar Malovani
Title: Deputy CEO and General Counsel y

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CLAL BIOTECHNOLOGY INDUSTRIES LTD.	/s/ Assaf Segal
Name: Assaf Segal
Title: CEO

/s/ Liat Nissan
Name: Liat Nissan
Title: VP Finance

CLAL LIFE SCIENCES L.P.	/s/ Assaf Segal
Name: Assaf Segal
Title: Director

/s/ Liat Nissan
Name: Liat Nissan
Title: Director

/s/ Len Blavatnik
Name: Len Blavatnik

*	The undersigned, by signing his name hereto, executes this Schedule 13D pursuant to the Power of Attorney executed on behalf of Mr. Blavatnik and filed herewith.

By:	/s/ Alejandro Moreno
Name:	Alejandro Moreno
Title:	Attorney-in-Fact

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